Exhibit 99.1

Determine Announces 1st Quarter Fiscal Year 2017 Financial Results

Disruptive new ‘Source to Pay and Enterprise Contract Lifecycle Management’ cloud platform on track for fall delivery

CARMEL, IN August 10, 2016 – Determine, Inc. (NASDAQ: DTRM), a leading global provider of SaaS enterprise Source to Pay and Enterprise Contract Lifecycle Management, including cloud-based strategic sourcing, supplier management, contract management and procure-to-pay solutions, announced financial results for its first quarter ended June 30, 2016.

Q1 FY2017 GAAP Financial Highlights:

●	GAAP revenue was $6.5 million in Q1 FY2017, compared to $6.2 million in Q1 FY2016, representing a 4.5% increase in year-over-year growth.
●	GAAP gross profit percentage decreased to 52.1% in Q1 FY2017, compared to 53.2% in Q1 FY2016, a decrease of 1.1 percentage point.
●	Deferred revenues increased 23.1% to $10.2 million in Q1 FY2017 from $ 8.2 million in Q1 FY2016.

  (in thousands, except per share amounts)

GAAP Financial Measures	Q1	Q4	Q1	Change	Change
	FY 2017	FY 2016	FY 2016	Q/Q	Y/Y
Revenue - total	$6,492	$6,680	$6,215	(2.8%)	4.5%
Revenue - recurring	$5,068	$4,981	$5,095	1.7%	-0.5%
Revenue - non-recurring	$1,424	$1,699	$1,120	(16.2%)	27.2%
Gross profit - total	$3,385	$3,296	$3,308	2.7%	2.3%
Gross profit - recurring	$3,462	$3,137	$3,665	10.4%	-5.6%
Gross profit/ (loss) - non-recurring	$(77)	$159	$(357)	(148.2%)	-78.5%
Gross margin - total	52.1%	49.3%	53.2%	2.8 pts	(1.1 pts )
Gross margin - recurring	68.3%	63.0%	71.9%	5.3 pts	(3.6 pts )
Gross margin - non recurring	(5.4%)	9.4%	(31.9%)	(14.9 pts )	26.5 pts
Net loss	$(2,342)	$(4,810)	$(2,942)	(51.3% )	(20.4%)
EPS	$(0.21)	$(0.42)	$(0.32)	$0.22	$0.12

Q1 FY2017 Non-GAAP Financial Highlights:

●

Non-GAAP revenue increased 3.5% to $6.5 million in Q1 FY2017 from $6.3 million in Q1 FY 2016. The difference between GAAP and Non-GAAP revenue is due to the Iasta and b-pack purchase accounting deferred revenue adjustment.

●

Non-GAAP gross profit percentage remained relatively flat at 57.1% in Q1 FY2017, compared to 57.5% in Q1 FY 2016. The difference between GAAP and Non-GAAP gross profit is due to the Iasta and b-pack purchase accounting deferred revenue adjustment and the amortization of intangibles.

●	Billings increased 4.1% to $6.3 million in Q1 FY2017 from $6.0 million in Q1 FY2016. Billings, a non-GAAP measure, are defined as revenues plus the change in deferred revenues.

(in thousands, except per share amounts)

Non-GAAP Financial Measures	Q1	Q4	Q1	Change	Change
	FY 2017	FY 2016	FY 2016	Q/Q	Y/Y
Revenue - total	$6,500	$6,696	$6,277	(2.9%)	3.5%
Revenue - recurring	$5,076	$4,997	$5,157	1.6%	(1.6%)
Revenue - non-recurring	$1,424	$1,699	$1,120	(16.2%)	27.1%
Gross profit - total	$3,710	$3,660	$3,609	1.4%	2.8%
Gross profit - recurring	$3,737	$3,419	$3,915	9.3%	(4.5%)
Gross profit/( loss) - non-recurring	$(27)	$241	$(306)	(111.1%)	(91.3%)
Gross margin - total	57.1%	54.7%	57.5%	2.4 pts	(0.4 pts )
Gross margin - recurring	73.6%	68.4%	75.9%	5.2 pts	(2.3 pts )
Gross margin - non recurring	(1.9%)	14.1%	(27.3%)	(16.0 pts )	25.4 pts
Net loss	$(1,284)	$(2,245)	$(1,715)	(42.8%)	(25.1%)
EPS	$(0.11)	$(0.20)	$(0.19)	0.09	$0.07
Billings	$6,280	$8,027	$6,031	(21.8%)	4.1%

“Coming out of this quarter, our momentum is strong as we are on track to release our integrated Source to Pay and Enterprise Contract Lifecycle Management unified suite offering on the Determine Cloud Platform. Market analysts, customers and prospects alike continue to share their enthusiasm for our new combined offering”, said Patrick Stakenas, President and CEO of Determine. “As expected, our new ARR bookings were a bit lighter than in prior quarters, which we believe is a temporary change reflecting our pivot to the new platform. Our sales pipeline continues to build in a promising manner as prospects and current customers begin to become educated about the new integrated offering. From an operational perspective, we saw the meaningful results from the expense actions taken in the last quarter to manage and streamline the business, and we are committed to continue to efficiently drive the business towards profitability. As we continue to deliver through this critical product inflection point, I am optimistic about our upcoming quarter.”

Q1 FY2017 Business Highlights:

●

Executive Focus on Customer Success and Revenue Growth: In May 2016, David Bush was promoted to the new position of Chief Revenue Officer responsible for driving revenue across the Determine unified suite solutions worldwide, as well as managing global customer and partner alliance relations. In addition, Rose Lee was promoted to the role of Chief Customer Officer. Ms. Lee is responsible for Determine’s brand, global customer support, lead generation, marketing communication, market research and public relations.

●

Top 50 Providers to Know: In Q1 FY2017, Determine was recognized as Top 50 Providers to Know for 2016 by Spend Matters. Jason Busch, founder and head of strategy at Spend Matters, specifically called out the value of the new integrated cloud platform to customers and prospects. “The Determine Cloud Platform provides their customers a robust suite of integrated applications, which includes spend analytics, supplier management, sourcing, contract management, procure to pay, and financial management,” said Mr. Busch. “This list is the product of intense debate, discussion and refinement each year by our analysts. This year saw new coverage areas and increased competition among providers in existing segments. Determine earned a deserved spot as one of the procurement providers worth getting to know in 2016.”

●

Determine Scores Number 1 Out-of-the-Box Procure-to-Pay Suite: During Q1 FY2017, Gartner’s 2016 Magic Quadrant (MQ) for Procure-to-Pay Suites named Determine as #1 for “out of the box” P2P functionality for projects. Acknowledgement as a MQ participant is noteworthy today given the highly competitive marketplace and that the Gartner P2P MQ has decreased the number of providers reviewed by more than 40% from its 2015 analysis.

●

New Headquarters Move from Silicon Valley to Silicon Prairie: On June 12, Determine officially relocated its headquarters from San Mateo, California to the Silicon Prairie, in Carmel, Indiana. The new Carmel, Indiana headquarters offers a centralized strategic location for our employees to maintain connectivity with the company’s global offices and customers. Indiana’s tech sector is thriving and offers an extremely solid business environment and a rich pool of talented employees.

●

New Customer Expansions: In Q1 FY2017, the company engaged numerous new customer accounts in the US and Europe across its Determine SaaS suite of Source to Pay and Enterprise Contract Lifecycle Management solutions. The company added new customers in key verticals including: energy, financial, healthcare products, airlines, agricultural production, consumer goods, manufacturing, and retail.

●

Thought Leadership: During fiscal Q1 of 2017, the company continued to support its customers and prospects by providing meaningful educational resources designed to help business decision-makers increase their ROI, increase savings or reduce risk by leveraging the Determine SaaS Source to Pay with Enterprise Lifecycle Contract Management solutions. The company held a highly effective addressing:

○	Paperless Payment: What e-payment can do for you and your organization, presented in collaboration with Andrew Bartolini, Managing Partner & Chief Research Officer at Ardent Partners.
○	Self-Service Contract Lifecycle Management for corporate business users, presented in conjunction with the International Association for Contract and Commercial Management (IACCM), CEO Tim Cummins.

Conference Call and Webcast; Wednesday, August 10, 2016 at 5:00 PM Eastern

Participant Conference Call Numbers:

Toll-Free: 1-877-407-0789

Toll/International: 1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=120646

Replay Dial-in Information:

Toll-Free: 1-877-870-5176

Toll/International: 1-858-384-5517

From: 08/10/16 @ 8:00 pm Eastern Time

To:     08/17/16 @ 11:59 pm Eastern Time

Replay Pin Number: 13642532

Related: http://investor.determine.com

Supporting Resources

Determine blog

Determine on LinkedIn

Determine on Twitter

Determine guides & misc. resources

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The difference between GAAP and non-GAAP revenue is due to the impact of revaluing the deferred revenue balances acquired from primarily b-pack as required by GAAP purchase accounting.

The difference between GAAP and non-GAAP gross profit is the difference in GAAP versus non-GAAP revenues as well as the elimination of the amortization of acquisition related intangibles, stock based compensation and severance expense from the costs of revenue. Non-GAAP net loss excludes the non-GAAP gross profit items as well as acquisition related costs.

Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta and b-pack, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta and b-pack.

Bookings are an operating measure not derived from the company’s revenues or any other amounts presented in accordance with GAAP in the company’s statement of income, balance sheet or statement of cash flows or other equivalent statements.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

About Determine, Inc.

Determine, Inc. (NASDAQ: DTRM) is a leading global provider of SaaS Source to Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. Our visionary technologies allow our customers to effectively manage the full scope of Source to Pay and ECLM using our Determine Cloud Platform. Our Source to Pay software suite includes strategic sourcing, supplier management, contract management and procure-to-pay applications.

The Determine Cloud Platform gives procurement, finance and legal professionals the ability to deliver profound insights through analysis of their supplier relationships and contractual requirements. Our customers leverage the Determine Cloud Platform to discover previously unseen supplier and spend data; make more informed and smarter business decisions; drive new revenue; control costs; improve workflow efficiencies; and mitigate risk.

Our customers benefit from the Determine Cloud Platform’s robust suite of integrated applications. Whether they start with a full-suite implementation or choose to implement just one application and build over time, each additional application allows for the automatic sharing of data already in place on the Determine Cloud Platform.

For more information, please visit: www.determine.com.

Contact

Media Relations

Rose Lee

Determine, Inc.

+1.877.806.1932

+1.650.532.1590

pr@determine.com

Determine, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30,
	2016	2015

Revenues:
Recurring revenues	$5,068	5,095
Non-recurring revenues	1,424	1,120
Total revenues	6,492	6,215

Cost of revenues:
Cost of recurring revenues	1,606	1,430
Cost of non-recurring revenues	1,501	1,477
Total cost of revenues	3,107	2,907

Gross profit:
Recurring gross profit	3,462	3,665
Non-recurring profit/(loss)	(77)	(357)
Total gross profit	3,385	3,308

Operating expenses:
Research and development	947	588
Sales and marketing	2,803	3,442
General and administrative	1,756	1,835
Acquisition related costs	-	237
Total operating expenses	5,506	6,102

Loss from operations	(2,121)	(2,794)

Interest and other income (expense), net	(291)	(148)
Net loss before income tax	(2,412)	(2,942)

Benefit from income taxes	70	-
Net loss	(2,342)	(2,942)

Net income attributed to non-controlling interest	(0)	-
Net loss attributable to Determine, Inc	(2,342)	-

Redeemable preferred stock accretion	-	1,000
Net loss attributable to common stockholders	(2,342)	(3,942)

Basic and diluted net loss per share	(0.21)	(0.32)
GAAP to Non-GAAP Reconciliations:

Reconciliation of Total revenue:
U.S. GAAP as reported	$6,492	$6,215
Adjustments:
Deferred revenue adjustment	8	62
Non-GAAP Revenue	$6,500	$6,277

Reconciliation to non-GAAP net loss:
Net loss	$(2,342)	$(2,942)
Stock-based compensation expense	528	578
Deferred revenue adjustment	8	63
Acquisition related costs	-	237
Amortization on intangibles	535	349
Benefit from income taxes	(13)	-
Non-GAAP net loss	$(1,284)	$(1,715)

Non-GAAP basic and diluted net loss per share	$(0.11)	$(0.19)

Weighted average shares outstanding for basic and diluted net loss per share	11,413	9,182

Determine, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,
	2016	2015

Net loss	$(2,342)	$-
Other comprehensive income (loss):
Foreign currency translation adjustments	(26)	-
Other comprehensive income (loss)	(26)	-
Comprehensive income (loss)	$(2,368)	$-

Determine, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30	March 31,
	2016	2016
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$9,651	$9,418
Accounts receivable	6,185	7,031
Restricted cash	34	34
Prepaid expenses and other current assets	1,488	1,551
Total current assets	17,358	18,034

Property and equipment, net	130	136
Capitalized software	1,827	1,699
Goodwill	14,490	14,490
Other intangibles, net	7,479	8,011
Other assets	1,947	1,843
Total assets	$43,231	$44,213

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$5,961	$7,100
Accounts payable	1,286	1,973
Accrued payroll and related liabilities	1,858	1,655
Other accrued liabilities	2,336	2,396
Deferred revenue	10,097	10,299
COFACE loan	349	407
Deferred tax liability	24	14
Accrued restructuring	-	403
Total current liabilities	21,911	24,247
Long-term deferred revenue	57	67
Convertible note, net of debt discount	5,425	5,420
Other long-term liabilities	6,403	3,282
Deferred tax liability non current	210	290
Total liabilities	34,006	33,306

Redeemable convertible preferred stock	-	-
Total Determine, Inc. stockholders’ equity controlling interest	9,112	10,794
Non-controlling interest	113	113
Total stockholders’ equity	9,225	10,907
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$43,231	$44,213

Determine, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unudited)

	Three Months Ended
	June 30,	June 30,
	2016	2015

Operating activities
Net loss	$(2,342)	$(2,942)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	571	517
Loss on disposition of property and equipment	-	17
Accrued restructuring costs	(403)	-
Stock-based compensation expense	528	578
Deferred tax liability	(80)	-
Changes in assets and liabilities:
Accounts receivable (net)	840	341
Prepaid expenses and other current assets	63	87
Other assets	(104)	27
Accounts payable	(687)	58
Accrued payroll and related liabilities	203	103
Other accrued liabilities and other long-term liabilities	(22)	(171)
Deferred revenue	(212)	(187)
Net cash used in operating activities	(1,645)	(1,572)

Investing activities
Purchase of property and equipment	(22)	-
Capitalized software	(128)	(355)
Net cash used in investing activities	(150)	(355)

Financing activities
Proceeds from sale of common stock, preferred stock and warrants, net of issuance costs	-	310
Employee taxes paid in exchange for restricted stock awards forefeited	68	227
Issuance of common stock under employee stock plan	4	-
Issuance of common stock under legal settlement	35	-
Credit facility payment	(1,139)	(590)
Repayment of loan	(58)	-
Conversion of preferred stock to common stock	-	(17)
Repayment of minority shareholder	-	-
Issuance of convertible note, net of costs	3,144	81
Issuance of cost associated with promissory note	-
Net cash provided by financing activities	2,054	11

Effect of exchange rate changes on cash	(26)	-

Net increase (decrease) in cash and cash equivalents	233	(1,916)
Cash and cash equivalents at beginning of the period	9,418	13,178
Cash and cash equivalents at end of the period	$9,651	$11,262

Determine, Inc.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2016	2015

Total revenues	$6,492	$6,215
Deferred revenue:
End of period	10,154	8,248
Beginning of period	10,366	8,432
Change in deferred revenue	(212)	(184)
Total billings (total revenues plus the change in deferred revenue)	$6,280	$6,031